CITATION COMPUTER SYSTEMS, INC.

           Special Meeting of Shareholders, _________, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby nominates, constitutes and appoints J. Robert Copper and Richard D. Neece (or such person as is designated by the Board of Directors of CITATION Computer Systems, Inc. (the "Company")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned at the Special Meeting of Shareholders to be held at 8000 Forsyth Boulevard, 15th Floor, Clayton, Missouri at 10:00 a.m., local time, __________, 2000, and any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

     1.   APPROVAL OF ACQUISITION PROPOSAL

          Proposal to adopt the Agreement and Plan of Merger, dated as of May 15, 2000, by and among Cerner Corporation, Cerner Performance Logistics, Inc., and the Company, and the transactions contemplated thereby, all of which is described in the accompanying Proxy Statement/Prospectus dated _____________, 2000.

              ___ FOR       ___ AGAINST     ____ ABSTAIN

     2. In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposal which is to be presented for action at the Special Meeting).



                (Please Sign and Date on Reverse Side)

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                      (Continued from other side)

                   PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED ________________, 2000.

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)



                                            ___ Please check this  box
                                                if  you plan to attend
                                                the Special Meeting.

                                   Date_________________________, 2000

                                   Signature(s):______________________

                       		     ___________________________________

                                   ___________________________________
                                    Title or Authority (if applicable)

                                   Please  sign your name here exactly
                                   as it appears hereon.  Joint owners
                                   should each sign.  When signing  as
                                   an        attorney,       executor,
                                   administrator,  trustee,  guardian,
                                   corporate officer or other  similar
                                   capacity,  so  indicate.   If   the
                                   owner   is   a   corporation,    an
                                   authorized officer should sign  for
                                   the  corporation and state  his  or
                                   her  title.   This Proxy  shall  be
                                   deemed valid for all shares held in
                                   all  capacities that they are  held
                                   by the signatory.